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                                                                   EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We consent to the reference to our firm under the caption "Independent Certified Public Accountants and Experts" and to the use of (a) our report dated January 26, 1996, except for Note 3, as to which the date is February 5, 1996, with respect to the financial statements and schedule of Security Capital Atlantic Incorporated ("ATLANTIC"), (b) our reports dated March 5, 1996 with respect to the Combined Historical Summaries of Gross Income and Direct Operating Expenses of the Group A and Group B Properties of ATLANTIC and (c) our report dated April 26, 1996 with respect to the Combined Historical Summary of Gross Income and Direct Operating Expenses of the Group C Properties of ATLANTIC, all of which are included in the Information Statement of ATLANTIC that is made a part of the Registration Statement on Form S-4 and the Prospectus of Homestead Village Properties Incorporated ("Homestead") for the registration of Homestead common stock.

                                          Ernst & Young LLP

West Palm Beach, Florida
May 24, 1996